EXHIBIT 21








                Subsidiaries of Strawbridge & Clothier



   Name                            Jurisdiction       Percentage of
                                         of            Ownership
                                    Incorporation

   S&C, Burlington, Inc.           Pennsylvania          100%
   S&C, Center Square, Inc.        Pennsylvania          100%
   S&C, Cherry Hill, Inc.          Pennsylvania          100%
   S&C, Concord, Inc.              Delaware              100%
   S&C, Echelon, Inc.              Pennsylvania          100%
   S&C, Filbert St., Inc.          Pennsylvania          100%
   S&C, Penrose, Inc.              Pennsylvania          100%
   S&C, Whiteland, Inc.            Pennsylvania          100%
   S&C, Maintenance and            New Jersey             90%
        Construction, Inc.
   Anfly, Inc.                     Delaware              100%
   8th & Filbert Parking, Inc.     Pennsylvania          100%
























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